Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Charles Boyle	April 23, 2009
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2009 FIRST QUARTER FINANCIAL RESULTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended March 31, 2009, net income increased 12% to $4.6 million, or $.39 per diluted share, as compared to $4.2 million, or $.35 per diluted share, during the same quarter in the prior year.

Funds from operations (“FFO”) increased 10% to $8.1 million, or $.68 per diluted share, during the first quarter of 2009 as compared to $7.3 million, or $.62 per diluted share, during the comparable quarter of the prior year.

The first quarter dividend of $.59 per share was paid on March 31, 2009. At March 31, 2009, our shareholders’ equity was $142.5 million and our liabilities for borrowed funds were $83.5 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $34.8 million.

During the first quarter of 2009, construction was completed and we opened the Summerlin Hospital Medical Office Building III, a multi-tenant medical office building (“MOB”) located in Las Vegas, Nevada, on the campus of an acute care hospital owned and operated by a subsidiary of Universal Health Services, Inc. (“UHS”). In addition, as of March 31, 2009, construction continued on two MOBs, which are owned by LLCs in which we hold non-controlling majority ownership interests, as follows: (i) Deer Valley Medical Office Building III located in Phoenix, Arizona, which was completed and opened in early April, 2009, and; (ii) Auburn Medical Office Building II located in Auburn, Washington, on the campus of an acute care hospital owned and operated by a wholly-owned subsidiary of UHS, which is scheduled to be completed and opened during the fourth quarter of 2009.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-nine real estate investments in fifteen states.

Funds from operations is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that funds from operations and funds from operations per diluted share, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2008. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2009 and 2008

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Base rental—UHS facilities	$3,460	$3,062
Base rental—Non-related parties	2,576	2,397
Bonus rental—UHS facilities	1,095	1,008
Tenant reimbursements and other—Non-related parties	714	488
Tenant reimbursements and other—UHS facilities	35	24

	7,880	6,979

Expenses:
Depreciation and amortization	1,538	1,406
Advisory fees to UHS	390	367
Other operating expenses	1,506	1,135

	3,434	2,908

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	4,446	4,071

Equity in income of unconsolidated LLCs	807	612

Interest expense, net	(607)	(525)

Net income	$4,646	$4,158

Basic earnings per share	$0.39	$0.35

Diluted earnings per share	$0.39	$0.35

Weighted average number of shares outstanding—Basic	11,860	11,843
Weighted average number of share equivalents	12	38

Weighted average number of shares and equivalents outstanding—Diluted	11,872	11,881

Calculation of Funds From Operations (“FFO”):

	Three Months Ended March 31,
	2009	2008
Net income	$4,646	$4,158

Plus: Depreciation and amortization expense:
Consolidated investments	1,515	1,388
Unconsolidated affiliates	1,930	1,787

Funds from operations (FFO)	$8,091	$7,333

Funds from operations (FFO) per share—Basic	$0.68	$0.62

Funds from operations (FFO) per share—Diluted	$0.68	$0.62

Dividend paid per share	$0.590	$0.580

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	March 31, 2009	December 31, 2008
Assets:

Real Estate Investments:
Buildings and improvements	$203,719	$191,761
Accumulated depreciation	(67,736)	(66,255)

	135,983	125,506
Land	19,348	19,348
Construction in progress	—	9,795

Net Real Estate Investments	155,331	154,649

Investments in and advances to limited liability companies (“LLCs”)	63,388	56,462

Other Assets:
Cash and cash equivalents	1,530	618
Base and bonus rent receivable from UHS	2,104	1,982
Rent receivable—other	867	945
Deferred charges, notes receivable and intangible and other assets, net	6,318	6,400

Total Assets	$229,538	$221,056

Liabilities:

Line of credit borrowings	$48,700	$39,000
Mortgage notes payable, non-recourse to us	6,838	6,892
Mortgage, construction and other loans payable of consolidated LLCs, non-recourse to us	27,951	25,800
Accrued interest	124	190
Accrued expenses and other liabilities	2,306	3,196
Tenant reserves, escrows, deposits and prepaid rents	948	883

Total Liabilities	86,867	75,961

Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2009—11,868,159 2008—11,865,919	119	119
Capital in excess of par value	189,254	189,347
Cumulative net income	343,364	338,718
Cumulative dividends	(390,257)	(383,256)

Total Universal Health Realty Income Trust Shareholders’ Equity	142,480	144,928
Third-party equity interests	191	167

Total Equity	142,671	145,095

Total Liabilities and Equity	$229,538	$221,056